UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2012

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2012, the Federal Home Loan Bank of Cincinnati ("FHLBank") promoted two executive officers to new positions, effective August 1, 2012. Donald R. Able will serve as Executive Vice President and Chief Operating Officer and R. Kyle Lawler will serve as Executive Vice President and Chief Business Officer.

Mr. Able, age 51, has served as Senior Vice President-Chief Accounting and Technology Officer since January 2011 and as principal financial officer since January 2007. Prior to that, he had served as the Senior Vice President-Controller since March 2006. Mr. Able will continue to serve as the FHLBank’s principal financial officer and Chief Accounting Officer.

Mr. Lawler, age 54, has served as Senior Vice President-Chief Credit Officer since May 2007. Prior to that, he had served as the FHLBank's Senior Vice President-Mortgage Purchase Program since June 2000.

Neither of Messrs. Able or Lawler, nor any member of their respective immediate families have or have had any material interest in any transaction or proposed transaction with the FHLBank.

On July 24, 2012, the FHLBank issued a email communication to members announcing these changes. The text of that email is filed as exhibit 99.1 of this 8-K. The information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Email to members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

July 24, 2012	By:	Andrew S. Howell

Name: Andrew S. Howell
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Communication to members